Exhibit 10.7

HL Acquisitions Corp.

499 Park Avenue, 12th Floor

New York, New York 10022

_______________, 2018

Metropolitan Capital Partners II, LP

499 Park Avenue, 12th Floor

New York, New York 10022

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of HL Acquisitions Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Metropolitan Capital Partners II, LP shall make available to the Company certain office space, administrative, bookkeeping and support services as may be required by the Company from time to time, situated at 499 Park Avenue, 12th Floor, New York, New York 10022 (or any successor location). In exchange therefor, the Company shall pay Metropolitan Capital Partners II, LP the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Metropolitan Capital Partners II, LP hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in the trust account (the “Trust Account”) that may be established upon the consummation of the IPO as a result of this letter agreement (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, this letter agreement and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

HL ACQUISITIONS CORP.

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

METROPOLITCAN CAPITAL PARTNERS II, LP

By:
Name:
Title: